UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2005

INAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9741	59-0920629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5540 Ekwill Street Santa Barbara, California		93111-2936
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 683-6761

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On March 21, 2005, Medicis Pharmaceutical Corporation (“Medicis”) and Inamed Corporation (“Inamed”) announced the execution of an Agreement and Plan of Merger, dated as of March 20, 2005 (the “Merger Agreement”), by and among Medicis, Inamed and Masterpiece Acquisition Corp., a wholly-owned subsidiary of Medicis (“Merger Sub”).  Pursuant to the Merger Agreement, Inamed will merge with and into Merger Sub (the “Merger”).  The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Medicis’ and Inamed’s stockholders, the absence of any material adverse effect on either party’s business and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the Merger, each outstanding share of Inamed’s common stock will be converted into the right to receive 1.4205 shares of Medicis’ common stock and $30 in cash.  Medicis will assume all options outstanding under Inamed’s stock option plans.  Depending upon the terms of the plan under which an Inamed option was granted, the outstanding Inamed options will be converted into either an option to purchase Medicis’ common stock or an option to purchase the merger consideration (a combination of Medicis’ common stock and cash), in each case, subject to certain adjustments to the exercise price and the number of shares issuable upon exercise of those options to reflect the applicable exchange ratio.

The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the joint press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Medicis and Inamed. The Merger Agreement contains representations and warranties each of Medicis and Inamed made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01       Financial Statements and Exhibits

(c)   Exhibits.

2.1

Agreement and Plan of Merger, dated as of March 20, 2005, by and among Medicis Pharmaceutical Corporation, a Delaware corporation, Masterpiece Acquisition Corp., a Delaware corporation, and Inamed Corporation, a Delaware corporation.

99.1	Text of joint press release, dated March 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INAMED CORPORATION

Date: March 21, 2005
	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb
Executive Vice President, Secretary and General Counsel